Exhibit 5.1

June 26, 2026

Z Squared Inc.

550 South Andrews Ave., Suite 700

Fort Lauderdale, Florida 33301

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Z Squared Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the resale from time to time by the selling securityholder named in the Registration Statement (the “Selling Securityholder”) of up to 100,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of outstanding warrants (“Warrants”) to purchase the Shares.

In arriving at the opinion expressed below, we have examined and relied upon the Amended and Restated Certificate of Incorporation of the Company, as amended to date, the Second Amended and Restated Bylaws of the Company, as amended to date, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, and records of the proceedings of stockholders deemed to be relevant to this opinion letter, each as provided to us by the Company, and the Registration Statement. We have also reviewed such other documents which we consider necessary or advisable for the purposes of rendering the opinion set forth below.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

The opinion expressed below is limited to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Warrants and the resolutions of the Company’s Board of Directors authorizing such issuance, and upon receipt by the Company of the consideration therefor pursuant to the terms of the Warrants,  will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion is to be used only in connection with the resale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

Zarif Law Group P.C.

By: /s/ Morris C. Zarif